UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 21, 2020

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 328-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TALO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Talos Energy Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2018 (the “Prior Report”), the Board of Directors (the “Board”) of the Company adopted the Talos Energy Operating Company LLC Executive Severance Plan (the “Original Plan”) on August 29, 2018. The Original Plan and the participation agreements thereunder are described in the Prior Report. Such description is not complete and is qualified in its entirety by reference to the full text of the Original Plan and the form for such participation agreements, which were filed as Exhibits 10.1 and 10.2 to the Prior Report.

On October 21, 2020, the Board adopted the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Amended Plan”), which amends the Original Plan such that (i) the formula used to determine the “severance amount” payable to each participant in the Amended Plan upon “qualifying terminations” pursuant to the terms of the Amended Plan will include such participant’s target annual bonus amount and (ii) the multiple used to determine the severance amount shall be increased if a participant’s qualifying termination occurs within 24 months following a “change in control” (each such quoted term as defined in the Amended Plan). For the avoidance of doubt, the only participants in the Amended Plan at this time are those individuals who were participants in the Original Plan on October 21, 2020.

The Amended Plan now provides that upon a termination without “cause” or a resignation for “good reason” (each such quoted term as defined in the Amended Plan), participants in the Amended Plan will be eligible to receive the following benefits:

•

a lump sum cash payment equal to 1.5 (or 2.0 in the case of the Chief Executive Officer of the Company) times the sum of (i) the participant’s annualized base salary then in effect and (ii) the target amount of the participant’s annual cash bonus immediately prior to such termination of employment;

•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives;

•	a pro-rated bonus for the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives; and

•

partially subsidized continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 18 months (or 24 months in the case of the Chief Executive Officer of the Company), unless such coverage is earlier terminated in accordance with the terms of the Amended Plan.

If a participant in the Amended Plan is terminated without cause or resigns for good reason within 24 months following a change in control, such participant will be eligible to receive the following benefits:

•

a lump sum cash payment equal to 2.0 (or 2.5 in the case of the Chief Executive Officer of the Company) times the sum of (i) the participant’s annualized base salary then in effect and (ii) the greater of (A) the target amount of the participant’s annual cash bonus immediately prior to such termination of employment and (B) the target amount of the participant’s annual cash bonus immediately prior to the change in control;

•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives;

•	a pro-rated bonus for the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives; and

•

partially subsidized continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to COBRA for 18 months (or 24 months in the case of the Chief Executive Officer of the Company), unless such coverage is earlier terminated in accordance with the terms of the Amended Plan.

Additionally, if a participant’s employment with the Company terminates as a result of his or her death or “disability” (as defined in the Amended Plan), then the participant will be eligible to receive the following benefits:

•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives; and

•	a pro-rated bonus for the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Amended Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Amended Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Amended Plan would trigger an excise tax for a participant under Section 4999 of the Internal Revenue Code of 1986, as amended, the Amended Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

The foregoing description of the Amended Plan and the form of participation agreement to be used thereunder is not complete and is qualified in its entirety by reference to the full text of the Amended Plan and the form of participation agreement to be used thereunder, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan.

10.2	Form of Participation Agreement pursuant to the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary